Exhibit 2.3

AMENDED AND RESTATED

BYLAWS

OF

WELLSTREET FINANCIAL, INC.,

a Georgia corporation

Adopted as of [●], 2026

1. Offices. Wellstreet Financial, Inc. (the “Corporation”) may have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by applicable law, at such other place or places, either within or without the State of Georgia, as the board of directors (the “Board”) may from time to time determine or the business of the Corporation may require.

2. Meetings of Stockholders.

2.1. Annual Meetings. The annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such time and date and place as the Board, by resolution, shall determine and as set forth in the notice of the meeting and shall be held at such place, either within or without the State of Florida. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

2.2. Deferred Meeting for Election of Directors, etc. If the annual meeting of stockholders for the election of directors and the transaction of other business is not held within the time specified in Section 2.1, the Board shall call a special meeting of stockholders for the election of directors and the transaction of other business as soon thereafter as convenient.

2.3. Other Special Meetings. A special meeting of stockholders (other than a special meeting for the election of directors), unless otherwise prescribed by statute, may only be called by the Board and may be called at any time by the Board. At any special meeting of stockholders, only such business may be transacted as is related to the purpose(s) of such meeting set forth in the notice thereof given pursuant to Section 2.5 or in any waiver of notice thereof given pursuant to Section 2.6.

2.4. Fixing Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as of the record date for any such determination of stockholders. Such date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. If no such record date is fixed:

(a) The record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if no notice is given or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed;

(c) The record date for determining stockholders for any purpose other than those specified in Sections 2.4(a) and Section 2.4(b) shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

When a determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.

2.5. Notice of Meetings of Stockholders; Location. Except as otherwise provided in Section 2.4 and Section 2.6, whenever under any provision of the Articles of Incorporation of the Corporation (as the same may be amended, supplemented and/or restated from time to time, the “Articles”) or these Bylaws, stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to notice of, or to vote at, such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States Mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken and, at the adjourned meeting, any business may be transacted that might have been transacted at the meeting originally called. The Board may designate the place of meeting for any meeting of Stockholders. If no designation is made by the Board, the place of meeting shall be the principal executive offices of the Corporation. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication.

2.6. Waivers of Notice. Whenever notice is required to be given to the stockholders under any provision of the Articles or these Bylaws, a written waiver thereof, signed by a stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.7. Quorum of Stockholders; Adjournment; Postponement. The holders of a 50.1% of the voting power, present, in person or represented by proxy, shall be necessary and sufficient to constitute a quorum for the transaction of any business at such meeting. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders. The Chairman, or the holders of a majority of the shares of stock present in person or represented by proxy at any meeting of stockholders, including an adjournment meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Any previously scheduled meeting of stockholders may be postponed, and any previously scheduled special meeting of Stockholders may be canceled, by the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders.

2.8. Voting; Proxies.

(a) Unless otherwise provided in the Articles, every stockholder of record shall be entitled at every meeting of stockholders to one vote for each share of capital stock standing in his name on the record of stockholders determined in accordance with Section 2.4. If the Articles provide for more or less than one vote for any share on any matter, every reference in these Bylaws to a majority or other proportion of stock shall refer to such majority to other proportion of the votes of such stock. The Corporation shall be protected in treating the persons in whose names shares of capital stock stand on the record of stockholders as owners thereof for all purposes.

(b) In any uncontested election of directors, each person receiving a majority of the votes cast shall be deemed elected. For purposes of this paragraph, a ‘majority of the votes cast’ shall mean that the number of votes cast ‘for’ a director must exceed the number of votes cast ‘against’ that director (with ‘abstentions’ and ‘broker non-votes’ not counted as a vote cast with respect to that director). In any contested election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected. The Board may, but need not, establish policies and procedures regarding the nomination, election and resignation of directors. All elections of directors shall be by written ballot unless otherwise provided in the Articles or these Bylaws.

(c) As to each matter submitted to a vote of the stockholders (other than the election of directors), except as otherwise provided by law or by the Articles or by these Bylaws, such matter shall be decided by a majority of the votes cast on such matter.

2.9. Selection and Duties of Inspectors at Meeting of Stockholders. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may and, on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and shall do such acts as are proper to conduct the election or vote with fairness to all stockholders. On the request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector(s) shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector(s) shall be prima facie evidence of the facts stated and of the vote as certified by him or them.

2.10. Organization. At every meeting of stockholders, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President, based on age, present) shall act as chairman of the meeting. In case none of the officers above designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, may be chosen by a majority of the voting power, which includes the voting power which is present in person or represented by proxy and entitled to vote at the meeting.

2.11. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by a majority of the votes cast at such meeting by the holders of shares of capital stock present, in person or represented by proxy and entitled to vote at the meeting.

2.12. Action Without Meeting. Unless otherwise provided by the Articles, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken is signed by the stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed herein. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.12 to the extent permitted by law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date of such meeting had been the date that written consents signed by a sufficient number of stockholders or members to take the action were delivered to the Corporation as provided by law.

2.13. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing

3. Directors.

3.1. Number and Term. The number of directors shall be two or such number of persons as the majority of the full Board, by resolution, may from time to time determine. The directors shall, except for filling vacancies (whether resulting from an increase in the number of directors, resignations, removals or otherwise), be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor is elected and qualifies. Directors need not be stockholders. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. The members of the Board shall elect a chairman of the Board (the “Chairman”) by a vote of a majority vote of all directors (which may include the vote of the person so elected).

3.2. Resignations. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

3.3. Vacancies. Except as set forth in Section 3.4, if the office of any director, member of a committee or other officer becomes vacant (whether resulting from an increase in the number of directors, resignations, removals or otherwise), the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

3.4. Removal. Any director(s) may be removed either for or without cause at any time by the affirmative vote of the holders of two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote, at a special meeting of the stockholders called for that purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

3.5. Increase or Decrease of Number. The number of directors may be increased or decreased only by the affirmative vote of a majority of the directors, though less than a quorum. Any newly created directorships may be filled in the same manner as a vacancy.

3.6. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by applicable law or by the Articles. If any such provision is made in the Articles, the powers and duties imposed upon the Board by applicable law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Articles. The Board shall exercise all of the powers of the Corporation except such as are by law, or by the Articles of the Corporation or by these Bylaws, conferred upon or reserved to the stockholders.

3.7. Conference Call. Members of the Board or any committee designated by such Board may participate in a meeting of the Board or such committee by means of telephone conference or similar communication equipment by means of which all persons participating in the meeting can hear each other and participation pursuant to this section shall constitute presence at such meeting.

3.8. Committees. The Board may, by resolution(s) passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to amending the Articles, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws of the Corporation and, unless the resolution, these Bylaws or the Articles expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

3.9. Meetings. Meetings of the Board, regular or special, may be held at any place within or without the State of Georgia.

(a) On the day when, and at the place where, the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes or organization, election of officers and transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in this section for special meetings of the Board or in a waiver of notice thereof.

(b) Regular meetings of the directors may be held without notice at such place and time as shall be determined from time to time by resolution of the directors.

(c) Special meetings of the Board may be called by the Chief Executive Officer or by the Secretary on the written request of any two or more directors on at least ten (10) days’ notice to each director and shall be held at such place(s) as may be determined by the directors, or as shall be stated in the call of the meeting.

(d) Anything in these Bylaws or in any resolution adopted by the Board to the contrary notwithstanding, notice of any meeting of the Board need not be given to any director who submits a signed waiver of such notice, whether before or after such meeting, or who attends such meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

3.10. Quorum. A majority of the directors in office from time to time shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given, other than by announcement at the meeting which shall be so adjourned.

3.11. Compensation. Unless otherwise restricted by the Articles, the Board shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

3.12. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if a written consent thereto is signed by all members of the Board, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

3.13. Telephone Meeting. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

3.14. Annual Report. As soon as practicable after the close of each fiscal year, a report of the business and affairs of the Corporation to the shareholders shall be made under the direction of the Board, unless the Board determines, in its reasonable discretion, that such a report is not reasonably required.

4. Officers.

4.1. Officers. The Board may elect or appoint a Chief Executive Officer and such other officers as it may determine. The Board may designate a President and one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or area of special competence of the Vice Presidents elected or appointed by it. Each officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in Section 4.2. Any two or more offices may be held by the same person. The Board may require any officer to give a bond or other security for the faithful performance of his duties, in such amount and with such sureties as the Board may determine. All officers as between themselves and the Corporation shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or as the Board may from time to time determine.

4.2. Removal of Officers. Any officer elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

4.3. Resignations. Any officer may resign at any time by notifying the Board, the Chief Executive Officer or the Secretary in writing. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for the regular election or appointment to such office.

4.5. Compensation. Salaries or other compensation of the officers may be fixed from time to time by the Board. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director.

5. Contracts, Checks, Drafts, Bank Accounts, etc.

5.1. Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Corporation, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

5.2. Loans. The Chief Executive Officer or any other officer, employee or agent authorized by these Bylaws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidence of indebtedness of the Corporation and, when authorized by the Board to do so, may pledge and hypothecate or transfer any securities or the property of the Corporation as security for any such loans or advances. Such authority conferred by the Board may be general or confined to specific instances or otherwise limited.

5.3. Checks, Drafts, etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidence of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

5.4. Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

6. Stocks and Dividends.

6.1. Certificates Representing Shares. The shares of the Corporation may be represented by certificates in such form as shall be approved by the Board or may be uncertificated, as determined by the Board. Any such certificates shall be signed by the Chief Executive Officer and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof, if any. The signatures of the officers upon a certificate may be facsimiles, if any certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employees. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may, unless otherwise ordered by the Board, be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

6.2. Transfer of Shares. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation and on surrender of any certificate(s) representing such shares of capital stock properly endorsed for transfer and upon payment of all necessary transfer taxes. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled”, with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A person in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

6.3. Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of capital stock to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of capital stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder fails to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address or as otherwise provided by applicable law.

6.4. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place(s) as may be determined from time to time by the Board.

6.5. Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares shall immediately notify the Corporation of any loss, destruction, theft or mutilation of any certificate representing such shares and the Corporation may issue a new certificate to replace any certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

6.6. Regulations. The Board may make rules and regulations as it may deem expedient, not inconsistent with these Bylaws or with the Articles, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

6.7. Restriction on Transfer of Stock. A written restriction on the transfer or registration of transfer of capital stock of the Corporation, and noted conspicuously on any certificate representing such capital stock, may be enforced against the holder of the restricted capital stock of any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on any certificate representing such capital stock, a restriction, shall be ineffective except against a person with actual knowledge of the restriction. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Articles or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction. Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of any certificate, or on the reverse of any certificate if a reference to the legend is contained on the face, which reads substantially as follows:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS CORPORATION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

6.8. Dividends, Surplus, etc. Subject to the provisions of the Articles and of law, the Board:

(a) may declare and pay dividends or make other distributions on the outstanding shares of capital stock in such amounts and at such time to times as, in its discretion, the conditions of the affairs of the Corporation shall render advisable;

(b) may use and apply, in its discretion, any of the surplus of the Corporation in purchasing or acquiring any shares of capital stock of the Corporation, or purchase warrants therefor, in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidence of indebtedness;

(c) may set aside from time to time out of such surplus or net profits such sum(s) as, in its discretion, it may think proper, as a reserve fund to meet contingencies, or for equalizing dividends or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation.

7. Miscellaneous.

7.1. Seal. The Board shall have the power by resolution to adopt, make and use a corporate seal and to alter the form of such seal from time to time.

7.2. Fiscal Year. The fiscal year of the Corporation shall be determined, and may be changed, by resolution of the Board.

7.3. Books and Records. The Corporation shall: (1) Keep as permanent records minutes of all meetings of its stockholders and the Board, a record of all actions taken by the stockholders or the Board without a meeting, and a record of all actions taken by a committee of the Board exercising the authority of the Board on behalf of the Corporation; (2) Maintain appropriate accounting records; (3) Maintain a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order by class of shares showing the number and class of shares held by each; provided, however, such record may be maintained by an agent of the Corporation; (4) Maintain its records in written form or in another form capable of conversion into written form within a reasonable time; and (5) Keep a copy of the following records at its principal office: (a) the Articles as currently in effect; (b) these Bylaws and all amendments thereto as currently in effect; (c) the minutes of all meetings of stockholders and records of all action taken by stockholders; (d) without a meeting, for the past three years; (e) the Corporation’s financial statements for the past three years; (f) all written communications to stockholders generally within the past three years; and (g) a list of the names and business addresses of the current Directors and officers.

7.4. Forum Selection; Attorney’s Fees. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, or (iii) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Georgia, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. If any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of these Bylaws, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the Corporation and any other parties asserting a claim as set forth in the initial paragraph of this section, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection any judgment obtained in any such proceeding. The provisions of this Section 7.4 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment. The provisions of this Section 7.4 shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

7.5. Subject to Law and Articles of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Articles and applicable law.

7.6. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used at any time unless otherwise restricted by the Board or a committee thereof.

7.7. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

7.8. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

8. Indemnification; Insurance.

8.1. Indemnification in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 8.3 and Section 8.10, the Corporation shall, to the fullest extent permitted applicable Georgia law as in effect at any time, indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 8.3 and Section 8.10, the Corporation shall indemnify, hold harmless and defend any person who: (i) was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly owned subsidiary of the Corporation, and (ii) was or is a party or is threatened to be made a party to, or was or is otherwise directly involved in (including as a witness), any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person was or is a director or officer of the Corporation or any direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and whether the basis of such action, suit or proceeding is alleged action in an official capacity or in any other capacity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Courts in the State of Gerogia or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court in the State of Georgia or such other court shall deem proper.

8.3. Authorization of Indemnification. Any indemnification or defense under this Section 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination,: (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 8.1 or Section 8.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

8.4. Good Faith Defined. For purposes of any determination under Section 8.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 8.4 shall mean any other corporation or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which such person was or is serving at the request of the Corporation as a director, officer, employee, partner, member or agent. The provisions of this Section 8.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1 or Section 8.2, as the case may be.

8.5. Expenses Payable in Advance. Expenses, including attorney’s fees, incurred by a current or former director or officer in defending any action, suit or proceeding described in Section 8.1 or Section 8.2 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 8.

8.6. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by or granted pursuant to this Section 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 8.1 or Section 8.2 shall be made to the fullest extent permitted by applicable law. The provisions of this Section 8 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 8.1 or Section 8.2 but whom the Corporation has the power or obligation to indemnify.

8.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or a direct or indirect wholly owned subsidiary of the Corporation, or was or is serving at the request of the Corporation, as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify, hold harmless or defend such person against such liability under the provisions of this Section 8.

8.8. Certain Definitions. For purposes of this Section 8, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who was or is a director, officer, employee or agent of such constituent corporation, or was or is serving at the request of such constituent corporation as a director, officer, employee, partner, member or agent of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Section 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Section 8, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section 8.

8.9. Survival of Indemnification and Advancement of Expenses. The indemnification, defense and advancement of expenses provided by, or granted pursuant to, this Section 8 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.10. Limitation on Indemnification. Notwithstanding anything contained in this Section 8 to the contrary, except for proceedings to enforce rights to indemnification and defense under this Section 8 (which shall be governed by Section 8.11(b)), the Corporation shall not be obligated under this Section 8 to indemnify, hold harmless or defend any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board.

8.11. Contract Rights.

(a) The obligations of the Corporation under this Section 8 to indemnify, hold harmless and defend a person who was or is a director or officer of the Corporation or was or is a director or officer of a direct or indirect wholly-owned subsidiary of the Corporation, including the duty to advance expenses, shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Section 8 shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

(b) If a claim under Section 8.1, Section 8.2 or Section 8.5 is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 45 days, the person making such claim may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by such person to enforce a right to indemnification hereunder (but not in a suit brought by such person to enforce a right to an advancement of expenses) it shall be a defense, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that such person has not met any applicable standard for indemnification set forth in the FBCA. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) to have made a determination prior to the commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the FBCA, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its Stockholders) that such person has not met such applicable standard of conduct, shall create a presumption that such person has not met the applicable standard of conduct or, in the case of such a suit brought by such person, be a defense to such suit.

8.12. Indemnification Agreements. Without limiting the generality of the foregoing, the Corporation shall have the express authority to enter into such agreements as the Board deems appropriate for the indemnification of present or future directors and officers of the Corporation in connection with their service to, or status with, the Corporation or any other corporation, entity or enterprise with whom such person is serving at the express written request of the Corporation.

9. Amendments. These Bylaws may be altered or repealed and Bylaws may be made at any annual meeting of the stockholders or at any special meeting thereof, if notice of the proposed alteration or repeal of Bylaw or Bylaws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board at any regular meeting of the Board, or at any special meeting of the Board or any written consent in lieu of a meeting of the Board.